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                                                                    EXHIBIT 16.1

               [LETTERHEAD OF WOLF & COMPANY, P.C. APPEARS HERE]


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re: Prospectus Massachusetts Fincorp, Inc., which is part of the Registration Statement on Form SB-2 for Massachusetts Fincorp, Inc. and a part of Form AC for Massachusetts Co-operative Bank

Ladies and Gentlemen:

We have read the two paragraphs under the caption "Changes in Accountants" in the Prospectus relating to the change of independent auditors made in 1998. With respect to the comments made in such paragraphs, we agree with the statements contained therein.


/s/ Wolf & Company, P.C.

Boston, Massachusetts
July 29, 1998